EX-10.7

                        DEVELOPMENT AND SUPPLY AGREEMENT

         THIS AGREEMENT is made as of July 9, 1999 by Welch Allyn Data Collection, Inc, a subsidiary of Welch Allyn, Inc. having a place of business at 4619 Jordan Road, Skaneateles Falls, NY 13153, and any subsidiaries ("WADC") and INTELLI-CHECK, INC., a New York Corporation, having its place of business at 775 Park Avenue, Suite 340, Huntington, NY 11743 ("ICI")

         WHEREAS, ICI is a developer of age and identification verification software and electronic products.

         WHEREAS,   WADC  is  a  manufacturer  of  electronic   products  having
substantial experience and expertise in the manufacture of such products.

         WHEREAS, ICI desires to contract with WADC for the manufacture of its age and identification verification products;

         WHEREAS, ICI and WADC further agree to provide a basis for requesting proposals, bids and for ICI placing orders with WADC.

         NOW, THEREFORE, in light of and in consideration of the mutual covenants contained herein, ICI and SUPPLIER hereby agree as follows:

A.     Definitions.

       1. "Age Verification Marketplace" shall mean age verification applications involving electronic products and/or software whose functionality for the validation of age for compliance with laws in the sale of age restricted products or services, including, but not limited to sales of Alcohol, Tobacco, Lottery, Movie Tickets, Gun Control and Pharmaceuticals.

       2. "Age Verification Units" shall mean WADC's ST1400 as modified for ICI pursuant to this Agreement and the agreed upon specifications.

       3. "Background Technology" shall mean any and all information, system, process, specification, software, or other materials of a proprietary or confidential nature owned or controlled by a Party prior to the signing of this letter or hereafter owned or controlled by a Party which relates to or is used in the design, development, testing, evaluation or manufacture of the Age Verification Units and which is not included as Developed Technology.

       4. "Developed Technology" shall mean any and all information, system, process, specification, software, or other materials of a proprietary or confidential nature pertaining to the Age Verification Units and any prototypes that are developed or conceived after the signing of this letter pursuant to the course of the project.

       5.     "NDA"  shall  mean  the   Proprietary   Information  and  Exchange
              Agreement between the parties dated December 9, 1997 as amended February 12, 1999.

       6. "Unique Material" shall mean those items listed in Schedule 1 which is attached and incorporated by reference and any volume based commitments made by WADC based upon ICI's orders.


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B.     Phases of the Project.

       1.     Phase 0.

       ICI shall pay WADC $* for non-recurring engineering ("NRE") as defined in Schedule 2, to develop Age Verification Units in accordance with the attached Phase 0 specification as defined in Schedule 4. ICI shall place a non-cancelable purchase order for a minimum of 1,000 Age Verification Units, at a unit cost of $* with an immediate release of 500 said units.

                    If ICI places an order for 5,000 Phase 1 Age Verification Units, with an immediate release of no less than 1,000 Phase 1 Age Verification Units, prior to the delivery of the 500th Phase 0 Age Verification Unit, then the remaining balance of the Phase 0 Purchase Order would be immediately cancelled with no further obligation to ICI.

              b. ICI will place a non-cancelable purchase order for 25 prototype Age Verification Units at cost of $* per unit to be delivered no later than July 23, 1999.

              c. Payment terms for Phase 0 Age Verification Units are 50% of the unit cost in advance, with the balance due 30 days after the date of invoice, which shall be the date of shipment by WADC. WADC acknowledges that it has received a check from ICI dated June 18, 1999, in the amount of $* upon deposit by WADC, said amount shall cover payment of the NRE and advance payment amounts described in Sections B1a and B1b.

         2. Phase 1.

              a. Upon receipt of a purchase order from ICI for Phase 1 Age Verification Units, WA will schedule Phase 1 development work in the attached Phase 1 specification as defined in
                    Schedule 5, and deliver a specific time line to ICI.

              b.    NRE for Phase 1 shall be $*.

              c. ICI shall pay 30% of the NRE in advance, with the balance to be paid at agreed upon milestones.

              NRE paid in Phase 1 of the project would be recouped by ICI on a per unit basis, as follows:

                            $* credited to ICI on the first 5,000 Age Verification Units purchased after commencement of Phase 1
                            $* on the next 5,000 Age Verification Units purchased by ICI.

                            e. Minimum orders shall be 5,000 units per order with a minimum shipment release quantity of 500 unit per release. Payment terms shall be determined by agreement of the parties at the time of order placement for Phase 1. Prices net of the credit described in Section B2d are set forth in the following Table:

                                                                 Unit Price
                            Quantity        Unit Price        (Net of Credit)

* REDACTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT. FILED SEPARATELY IN UNREDACTED FORM SUBJECT TO A REQUEST FOR CONFIDENTIAL INFORMATION UNDER RULE 406.


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              f.    In the  event  of a  cancellation  by ICI  of  any  Phase  1 purchase order, or in the event WADC accumulates more than a 120-day supply of any Unique Material, or in the event of termination of this Agreement (except for breach by WADC), ICI agrees to remit payment to WADC for said Unique Materials and for any work in progress at the time of termination within 30 days of the date of invoice by WADC.

              During the term  of  this  Agreement,   and  contingent  upon  ICI
                    purchasing the minimum quantities of Age Verification Units set forth in this Section, WADC agrees that it will not market, sell, manufacture, or distribute products which have age verification functionality for the Age Verification Marketplace as its primary function, and WADC shall not add age verification as a feature to its ST-1400. WADC further agrees that it will not provide age verification products to Welch Allyn, Inc. for the Age Verification Marketplace. The minimum quantities are as follows:


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                           For the one-year period  commencing on first shipment
                               of Phase 1 Age Verification Units, the minimum purchase requirement is 5,000 Age Verification Units.

                           For the  succeeding   year,   the  minimum   purchase
                               requirement is 7,500 Age Verification Units.

                    If ICI purchases a greater number of Age Verification Units than the minimum required number during a given year, then any excess units purchased in a given year shall be counted toward the minimum number of Age Verification Units required to be purchased in the subsequent year. If ICI fails to meet any minimum purchase requirement, then WADC shall have no obligations under this Section.

              h. The parties will meet every 6-months to review each party's performance hereunder for the previous 6-months.

Changes.

         ICI may at any time, by written notice, request changes in the specifications for the Age Verification Units. The process to be used for changes is as follows:

         1. ICI requests change in sufficient detail to allow WADC to understand the cost and/or schedule impacts of requested change.

         2. WADC responds to request for change by providing a written quotation to ICI communicating the impact of the requested change.

         3. Upon receipt of ICI's written confirmation of acceptance of the quotation, WADC will act on the change request.

         If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under an existing order, whether or not modified by any such change, an equitable adjustment shall be made in the price or delivery schedule, or both, and the order modified in writing accordingly.

D.       Limitations.

         If WADC desires to add age verification as a feature to one of its other products, then WADC agrees to provide ICI with 90-days prior written notice of its intent to add such feature. WADC



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        further  agrees  that it will not give ICI any such  notice  during  the
        first  90-days  after   delivery  of  the  500  released   Phase  0  Age
        Verification Units to ICI. In no event however, shall supplier be entitled to utilize any Intellectual Property of ICI, which exists or has been previously provided or obtained by Supplier.

E.       Intellectual Property Rights.

             1. All Background Technology shall remain the exclusive property of the Party from whom such Background Technology is derived.

             2. Any Developed Technology that is developed solely by one party shall remain the sole property of the developing party. All rights to sell products using such solely owned Developed Technology remain with the developing party. Developed Technology of WADC is listed in
         Schedule 3 as Generic Improvements to the ST-1400.

             3.  Developed  Technology  that is customized  for ICI is listed in
         Schedule 2 as Customizations. ICI shall have the exclusive rights to purchase, use and sell said Customizations. In addition, upon payment of all NRE described in this Agreement, ICI shall own any tooling for the Customizations. Once ICI has paid for and accepted delivery of the 12,500 Age Verification Units described in B2, then ICI shall have the right, at its option, to give WADC 30 days notice that it desires to remove said tooling. Upon the expiration of such notice, WADC shall permit removal of such tooling at ICI's expense.

             4. There is currently no jointly Developed Technology.

Indemnity Against Claims.

         The parties shall each be responsible for all damages resulting from its own negligence and shall maintain liability insurance coverage that will indemnify itself and the other party for any losses resulting from its negligence.

Infringement Indemnification.

         ICI agrees to indemnify and hold harmless WADC from and against any claim, liability, loss, damage, cost or expense (including reasonable attorneys' fees), made by any third party that the use or sale of any Age Verification Unit constitutes an infringement of any US patent, copyright or other intellectual property right. ICI will assume the defense of any action or suit against WADC relating thereto provided that:


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                  WADCpromptly  notifies ICI of the  commencement  of any action or suit, or threats thereof, and furnishes ICI with copies of all documents in WADC's possession relating thereto

                  The manner in which  such  action or suit  shall be handled or otherwise disposed shall be at ICI's sole discretion

                  WADCagrees  not to take  any  action  or incur  any cost  with respect to such claim or proceeding without ICI's direction, unless ICI fails to respond to such claim or proceeding, or any part thereof, in a timely manner, thereby jeopardizing WADC.

Warranty.

         WADC warrants the Age Verification Units to be functional and free from manufacturing defects at the time of delivery. WADC warrants that it will replace or repair, at its option, any Age Verification Unit that fails to perform according to its published specifications during a


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         period of one (1) year from the date of end-user registration,  but not longer than 24-months after shipment by WADC to ICI.

                  The warranty does not apply if, in the sole opinion of WADC, the Age Verification Unit has been damaged by accident, misuse, neglect, improper shipping and handling. The warranty is valid only if the Age Verification Unit has not been tampered with, disassembled, or serviced by any party unauthorized by WADC as a repair facility.

                  No Age Verification Units will be accepted by WADC without a Return Materials Authorization, which may be obtained by contacting WADC.

           IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS, INCONVENIENCE OR DAMAGE WHETHER DIRECT, INCIDENTAL, CONSEQUENTIAL OR OTHERWISE.

Confidentiality.

         The parties agree that the term of the NDA shall be extended to coincide with the term of this Agreement, and that all obligations of confidentiality are set forth therein. In addition, WADC may use, if required, ICI Confidential Information, as defined in the NDA, for the purpose of developing and manufacturing Age Verification Units for ICI.

J.     Term and Termination.

       1. Subject to being terminated as provided below, this Agreement shall be valid for an initial term of two (2) years, and will be automatically renewed for additional one (1) year periods, unless either party terminates this Agreement by giving written notice to the other as follows:

              a. The other party fails to perform or satisfy any of the conditions, covenants or obligations of this Agreement and such failure continues for more than thirty (30) days after written notice of the failure is given; or

              b. The other party files or has filed against it, a petition seeking relief under any bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar law affecting creditors' rights; or

              c. Upon 90 days written notice prior to the end of the term or any automatic extension thereof.

       Termination of this Agreement, for any reason, shall not relieve either party hereto of any obligations arising prior to said termination.

       All copies of information that constitutes Confidential Information pursuant to Section I hereto and has been disclosed by either party hereunder, that are in the hands of or control of the other party, shall be returned to the owner within ten (10) days of the effective date of such termination. Those copies that cannot be returned to the owner shall be erased, eliminated, or otherwise destroyed, and a certification thereof shall be delivered upon request of the owner.

1.

Licensing (Right of First Refusal). If WADC ceases to manufacture the ST-1400 or any updated version thereof, then WADC agrees that ICI shall have a right of first refusal to license and/or purchase the rights needed for ICI to make or have made the ST-1400 or the latest updated version thereof.


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Entire  Agreement.  This  Agreement,  and the NDA are the  entire  understanding between the parties. Except for the NDA, this Agreement supersedes any prior written or oral agreements or understandings and can only be amended by written agreement of the parties. If there is any conflict between this Agreement and the terms of any purchase order or quotation, then this Agreement shall control. No additions, modifications, or deletions to this Agreement shall be binding unless signed by both parties.


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Facsimile Signature.  If this Agreement is transmitted by facsimile,  the signed facsimile version of this, as received, shall constitute the original, and shall be binding on the parties as if it were manually signed. The parties agree that they may treat and rely upon any signed facsimile version hereof as the signed original.

Understood and Agreed to:

Intelli-Check, Inc.                     Welch Allyn Data Collection, Inc.

By:______________________________       By:__________________________________

         Frank Mandelbaum               Kevin R. Jost

         CEO                                     President/COO

Date:_____________________              Date:________________________


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                                   Schedule 1*
                             (Unique Items Listing)


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                                   Schedule 2

                                  (NRE Outline)

$* Non-recurring engineering, tooling, documentation conversion, editing and setup charges to produce the Phase 0 Age Verification Unit.


Non-recurring Engineering Charges

         *

Production Tooling Charges

         *


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                                   Schedule 3

                              Developed Technology

Generic Improvements to WADC ST-1400

*

Customizations


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                                   Schedule 4

                       (WA Phase 0 Specification No XXXXX)



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                                   Schedule 5

                       (WA Phase 1 Specification No XXXXX)